THIRD AMENDMENT OF LEASE


     THIS THIRD AMENDMENT OF LEASE is written and made in duplicate on the 29th day of May, 1996, by and between SCHNITZER INVESTMENT CORP. (the "Landlord") and SCHNITZER STEEL INDUSTRIES, INC., Successor in Interest to Schnitzer Steel Products Co. (the "Tenant"). Each may be referred to from time to time as a "Party" and collectively as the "Parties".

                                    RECITALS

     WHEREAS, under a certain indenture of Lease (the "Lease") dated March 24, 1980, as amended by the Extension of Lease dated April 19, 1985, an Amendment to Lease dated June 4, 1987, a Second Extension of Lease dated April 15, 1988, a Third Extension of Lease dated September 1, 1988, and a Fourth Extension of Lease dated August 27, 1993, which are, with the Lease, incorporated by this reference, the Landlord leased certain real property to Tenant in Portland, Multnomah County, Oregon, as described in the Lease to the Tenant, and;

     WHEREAS, the Parties now wish to amend the Lease to provide for increased square footage effective May 15, 1996, and it is the purpose of this Third Amendment of Lease to set forth all of the terms and conditions of the Parties' agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Third Amendment of Lease, the Parties covenant and agree as follows:

1. Premises: Effective May 15, 1996, Paragraph 1. Premises of the Lease is amended to provide for 5,654 square feet of leased office space.

2. Basic Rent: Effective May 15, 1996, Paragraph 3. Rent of the Lease is amended to provide for equal monthly installments of $5,476.67 each.

3. Operating Expenses: Effective May 15, 1996, Tenant's proportionate share of operating expense increases as set forth under Paragraph 6 of the Lease shall increase to 34%.

4. Other Terms: Except as they may be modified by this Third Amendment of Lease, all the other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the Landlord and Tenant have signed this Third Amendment of Lease as of the date first hereinabove written.



Landlord:                               Tenant:

SCHNITZER INVESTMENT CORP.              SCHNITZER STEEL INDUSTRIES,
                                        INC., Successor in Interest to
                                        Schnitzer Steel Products Co.


By  /s/Linda M. Wakefield               By /s/L. Conner  /s/James W. Cruckshank
    ---------------------                  ------------------------------------
Title  Vice President                   Title Dir. MIS  / Corporate Controller
       ------------------                     --------------------------------




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